                                                                 EXHIBIT 3.18(i)


                          CERTIFICATE OF INCORPORATION

                                       OF

                       WOODWARD-CLYDE INTERNATIONAL, INC.

                                   ----------

          FIRST.  The name of this corporation shall be:

                       WOODWARD-CLYDE INTERNATIONAL, INC.

          SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805 and its registered agent at such address is Corporation Service Company.

          THIRD.  The purpose or purposes of the corporation shall be:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is:

          Three Thousand (3,000) shares without par value.

          FIFTH.  The name and address of the incorporator is as follows:


                          Jane S. Krayer
                          Corporation Service Company
                          1013 Centre Road
                          Wilmington, DE  19805

          SIXTH. The board of Directors shall have the power to adopt, amend or repeal the by-laws.

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         SEVENTH.  No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or it stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighth day of August, A.D. 1990.




                                                       /s/ JANE S. KRAYER
                                                       -------------------------
                                                       Jane S. Krayer
                                                       Incorporator

                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION


Woodward-Clyde International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Woodward-Clyde International, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

  The name of this corporation is Woodward-Clyde International Holdings, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Woodward-Clyde International, Inc. has caused this certificate to be signed by Robert K. Wilson, Secretary, an authorized officer, this 9th day of November, 1996.



                                                      By: /s/ ROBERT K. WILSON
                                                         ---------------------
                                                         Robert K. Wilson,
                                                         Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                  WOODWARD-CLYDE INTERNATIONAL HOLDINGS, INC.

                                   ----------

Woodward-Clyde International Holdings, Inc., a corporation organized and existing under and by virtue of the general Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST. That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

     FIRST: The name of this corporation shall be:

     URS GREINER WOODWARD-CLYDE INTERNATIONAL HOLDINGS, INC.

     SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the general Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, SAID CORPORATION HAS caused this Certificate to be signed by James R. Miller, its President, and attested by Robert K. Wilson, its Secretary, this 26th day of August A.D. 1998.



                                                  /s/ JAMES R. MILLER
                                                  ------------------------------
                                                  James R. Miller, President



                                                  /s/ ROBERT K. WILSON
                                                  ------------------------------
                                   Attested by:   Robert K. Wilson, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

            URS GREINER WOODWARD-CLYDE INTERNATIONAL HOLDINGS, INC.

                                     * * *



          URS Greiner Woodward-Clyde International Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

          FIRST:   That the Board of Directors of said corporation, by the
unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:


               RESOLVED, that the Certificate of Incorporation of URS Greiner Woodward-Clyde International Holdings, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

                                   Article I

             The name of the corporation is URS International, Inc.

          SECOND: That in lieu of a meeting and vote of stockholder, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


          IT WITNESS WHEREOF, said URS Greiner Woodward-Clyde International Holdings, Inc. has caused this Certificate of Incorporation to be signed by Carol Brummerstedt, its Assistant Secretary, this 17th day of April 2002.


                                                 URS GREINER WOODWARD-CLYDE
                                                 INTERNATIONAL HOLDINGS, INC.



                                                 /s/ CAROL BRUMMERSTEDT
                                                 -------------------------------
                                                 Carol Brummerstedt,
                                                 Assistant Secretary